                                                                    Exhibit 10.1


                           LOAN AND SECURITY AGREEMENT

                                       BY

                                   AND BETWEEN

                             COMPUTER MOTION, INC.,

                                   as Borrower

                                       AND

                            INTUITIVE SURGICAL, INC.,

                                    as Lender

                            DATED AS OF MARCH 7, 2003

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
SECTION 1.        DEFINITIONS....................................................................................     1
         1.1      DEFINED TERMS..................................................................................     1
         1.2      OTHER DEFINITIONAL PROVISIONS..................................................................     6

SECTION 2.        AMOUNT OF LOAN.................................................................................     7
         2.1      LOAN ..........................................................................................     7
         2.2      NOTES .........................................................................................     7
         2.3      MAKING OF LOAN.................................................................................     7
         2.4      REPAYMENT OF LOAN..............................................................................     7
         2.5      COLLATERAL.....................................................................................     8

SECTION 3.        GENERAL PROVISIONS APPLICABLE TO LOAN..........................................................     8
         3.1      INTEREST RATE AND PAYMENTS.....................................................................     8
         3.2      PREPAYMENT.....................................................................................     9

SECTION 4.        COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................     9
         4.1      EXISTENCE......................................................................................     9
         4.2      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..................................................     9
         4.3      NO LEGAL BAR...................................................................................     9
         4.4      SUBSIDIARIES...................................................................................    10
         4.5      CAPITALIZATION.................................................................................    10
         4.6      MATERIAL ADVERSE FACTS.........................................................................    10
         4.7      PURPOSE OF LOAN................................................................................    10
         4.8      LIABILITIES....................................................................................    10
         4.9      TITLE TO PROPERTY AND ASSETS...................................................................    10
         4.10     INTELLECTUAL PROPERTY..........................................................................    11
         4.11     ERISA .........................................................................................    11
         4.12     BROKERS........................................................................................    11
         4.13     USE OF CREDIT..................................................................................    11
         4.14     INDEBTEDNESS...................................................................................    11
         4.15     LITIGATION.....................................................................................    11
         4.16     FINANCIAL CONDITION; UNKNOWN LIABILITIES; WEEKLY PROJECTIONS...................................    12
         4.17     TAXES .........................................................................................    12
         4.18     CERTAIN REGULATIONS............................................................................    12
         4.19     ENVIRONMENTAL MATTERS..........................................................................    12
         4.20     ACCOUNTS RECEIVABLE............................................................................    12
         4.21     SEC DOCUMENTS; FINANCIAL STATEMENTS AND NO MATERIAL CHANGES....................................    13
         4.22     LOCATIONS OF COLLATERAL........................................................................    13
         4.23     DISCLOSURE.....................................................................................    14
         4.24     CAPACITY TO PROTECT INTERESTS..................................................................    14

SECTION 5.        CONDITIONS OF LENDING..........................................................................    14
         5.1      LOAN DOCUMENTS.................................................................................    14
         5.2      PROCEEDINGS....................................................................................    14
         5.3      INCUMBENCY CERTIFICATES........................................................................    14
         5.4      ORGANIZATIONAL DOCUMENTS.......................................................................    14
         5.5      REPRESENTATIONS AND WARRANTIES; NO DEFAULT.....................................................    15
         5.6      SECURITY INTEREST..............................................................................    15
         5.7      INTELLECTUAL PROPERTY SECURITY INTEREST........................................................    15
         5.8      LOCK BOX AGREEMENT.............................................................................    15
         5.9      DEPOSIT ACCOUNT CONTROL AGREEMENTS.............................................................    15
         5.10     MERGER AGREEMENT...............................................................................    15
         5.11     EVIDENCE OF INSURANCE..........................................................................    15
         5.12     EXISTING INDEBTEDNESS..........................................................................    15
         5.13     OTHER DOCUMENTS................................................................................    15

SECTION 6.        AFFIRMATIVE COVENANTS..........................................................................    15
         6.1      PAYMENT OF OBLIGATIONS.........................................................................    16
         6.2      MAINTENANCE OF BOOKS AND RECORDS...............................................................    16
         6.3      CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE; AND COMPLIANCE WITH LAWS........................    16
         6.4      MAINTENANCE OF INSURANCE.......................................................................    16
         6.5      TAXES .........................................................................................    16
         6.6      MAINTENANCE OF PROPERTIES......................................................................    16
         6.7      INFORMATION RIGHTS.............................................................................    16
         6.8      BOARD OBSERVATION RIGHTS.......................................................................    17
         6.9      ACCESS TO PREMISES.............................................................................    17
         6.10     LOCK BOX INSTRUCTIONS..........................................................................    17
         6.11     UPDATES TO WEEKLY PROJECTIONS..................................................................    17

SECTION 7.        NEGATIVE COVENANTS.............................................................................    18
         7.1      LIMITATION ON INDEBTEDNESS.....................................................................    18
         7.2      LIMITATION ON LIENS............................................................................    18
         7.3      LIMITATIONS ON TRANSACTIONS WITH AFFILIATES....................................................    19
         7.4      RESTRICTIONS ON TRANSACTIONS AND FUNDAMENTAL CHANGES...........................................    19
         7.5      SALE OF ASSETS; TRANSFER TO SUBSIDIARY.........................................................    19
         7.6      REPURCHASE OF SECURITIES.......................................................................    19
         7.7      CORPORATE GOVERNANCE...........................................................................    20
         7.8      BANK ACCOUNTS..................................................................................    20
         7.9      LIMITATION ON LIABILITIES......................................................................    20

SECTION 8.        EVENTS OF DEFAULT..............................................................................    20
         8.1      EVENT OF DEFAULT...............................................................................    20
         8.2      USE OF COLLATERAL..............................................................................    22
         8.3      CREDIT PARTIES TO HOLD IN TRUST................................................................    22
         8.4      COLLECTIONS, ETC...............................................................................    22
         8.5      POSSESSION, SALE OF COLLATERAL, ETC............................................................    22
         8.6      APPLICATION OF PROCEEDS ON DEFAULT.............................................................    24

         8.7      POWER OF ATTORNEY..............................................................................    24
         8.8      TERMINATION AND RELEASE........................................................................    24
         8.9      REMEDIES NOT EXCLUSIVE.........................................................................    25

SECTION 9.        MISCELLANEOUS..................................................................................    25
         9.1      [INTENTIONALLY DELETED]........................................................................    25
         9.2      INDEMNIFICATION................................................................................    25
         9.3      ENTIRE AGREEMENT; AMENDMENTS...................................................................    25
         9.4      WAIVERS........................................................................................    25
         9.5      NOTICES........................................................................................    26
         9.6      SUCCESSORS AND ASSIGNS.........................................................................    26
         9.7      INTEREST DEFICIT...............................................................................    26
         9.8      CONFIDENTIALITY................................................................................    27
         9.9      PAYMENT OF EXPENSES............................................................................    27
         9.10     CAPTIONS.......................................................................................    28
         9.11     COUNTERPARTS...................................................................................    28
         9.12     SEVERABILITY; REFORMATION......................................................................    28
         9.13     WAIVER OF JURY TRIAL...........................................................................    28
         9.14     GOVERNING LAW..................................................................................    28
         9.15     CONSENT TO JURISDICTION/SERVICE OF PROCESS.....................................................    28

SCHEDULES

Schedule 4.1          State of Incorporation; Principal Place of Business/Chief Executive Office
Schedule 4.4          Subsidiaries
Schedule 4.5          Capitalization
Schedule 4.10         Intellectual Property
Schedule 4.15         Litigation
Schedule 4.16(a)      Financial Statements
Schedule 4.16(b)      Liabilities
Schedule 4.16(c)      Weekly Projections
Schedule 4.22         Locations of Collateral
Schedule 7.1(b)       Limitation on Indebtedness
Schedule 7.2(f)       Limitation on Liens
Schedule 7.8          Bank Accounts

EXHIBITS

Exhibit A             Description of Collateral
Exhibit B             Form of Intellectual Property Security Agreement
Exhibit C             Form of Note
Exhibit D             Form of Notice of Borrowing

                                                               EXECUTION VERSION

         LOAN AND SECURITY AGREEMENT, dated as of March 7, 2003, by and between Computer Motion, Inc., a Delaware corporation (the "Borrower") and Intuitive Surgical, Inc., a Delaware corporation (the "Lender").

         WHEREAS, the Borrower has requested a short-term secured bridge loan from the Lender in an aggregate principal amount not to exceed $7,300,000; and

         WHEREAS, the Lender is willing to make such loan to the Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean any other Person controlling or controlled by or under common control with such specified Person.

                  "Agreement" shall mean this Loan and Security Agreement, as amended, supplemented, waived or otherwise modified from time to time pursuant to the terms hereof.

                  "Borrower" shall have the meaning set forth in the preamble hereto.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in California are authorized or required by law to close.

                  "Closing Date" shall mean the date on which all the conditions precedent set forth in Section 5 shall be satisfied or waived pursuant to the terms hereof. The original Closing Date shall occur on such date prior to termination of the Merger Agreement as the Borrower and the Lender agree, failing which this Agreement shall be of no further force or effect.

                  "Collateral" shall have the meaning set forth in Exhibit A hereto.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument, document or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control" (including, with correlative meaning, the terms "controlling", "controlled by," "under common control with" and similar phrases) shall mean with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Default" shall mean any event, act or condition which with or without notice or lapse of time, or both, could constitute an Event of Default.

                  "Default Interest" shall have the meaning set forth in Section 3.1.

                  "Deposit Account Control Agreements" shall mean deposit account control agreements on commercially reasonable terms and conditions in which all of the Borrower's accounts with any financial institution shall be subject to Lender's right upon the occurrence and during the continuance of an Event of Default to restrict the use of such accounts and to turn over the proceeds from such accounts to Lender, in form and substance reasonably satisfactory to the Lender; provided that the Borrower shall be required to enter into a Deposit Account Control Agreement with respect to accounts maintained at Salomon Smith Barney but such agreement shall not be implemented unless and until there has occurred an Event of Default.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor or similar statute and the rules and regulations of the SEC promulgated thereunder as in effect from time to time.

                  "Event of Default" shall mean the occurrence of any of the events specified in Section 8.

                  "Existing Indebtedness" shall mean that Indebtedness owing by the Borrower to Agility Capital, LLC, pursuant to that certain Loan and Security Agreement dated as of February 13, 2003 (as amended, restated or modified from time to time).

                  "GAAP" shall mean the generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under capital leases and any financing lease involving substantially the same economic effect; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation or claim to the extent not already reflected as a current liability on the balance sheet of such Person;
         (v) trade debt not incurred in the ordinary course of business or trade debt in excess of $250,000 as to any single creditor or in excess of $250,000 in the aggregate; or (vi) indebtedness of others of the type described in clauses (i) through (v) which such Person has (a) directly or indirectly assumed or guaranteed in connection with a guaranty, or
         (b) secured by a Lien on any of the assets of such Person whether or not such Person has assumed or guaranteed such indebtedness.

                  "Intellectual Property" shall have the meaning set forth in
         Section 4.10.

                  "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement by and between the Lender and the Borrower, in substantially the form attached hereto as Exhibit B.

                  "Interest Rate" shall have the meaning set forth in Section
         3.1.

                  "Interest Deficit" shall have the meaning set forth in Section 9.7.

                  "Lender" shall have the meaning set forth in the preamble hereto.

                  "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, encroachment, lien (statutory or otherwise), claim, option, reservation, priority, preferential arrangement, easement or other encumbrance of any kind.

                  "Loan" or "Loans" shall have the meaning set forth in Section 2.1.

                  "Loan Availability" shall mean $7,300,000.

                  "Loan Documents" shall mean this Agreement, the Note, the Intellectual Property Security Agreement, the Deposit Account Control Agreement and any and all other agreements, certificates, instruments or documents made, given or delivered in connection with the consummation of any transaction contemplated by a Loan Document (other than the Merger Documents).

                  "Lock Box Account" shall mean any checking or other demand depository account maintained by the Borrower into which the contents of any other checking, demand or other depository account of the Borrower is transferred pursuant to the applicable Lock Box Agreement.

                  "Lock Box Agreements" shall mean each of the Lock Box Agreements on commercially reasonable terms and conditions, by and among the Lender, the Borrower and the applicable financial institution that recognizes the Lender's security interest in the contents of the checking, demand or other depository account which is the subject of such agreement and provides that such contents shall be transferred only to the applicable Lock Box Account or as otherwise instructed by Lender.

                  "Material Adverse Change" shall mean an event, act, condition or change which had, has or could reasonably be expected to have a material adverse effect on (a) the business, operations, results of operations, properties, assets, condition (financial or otherwise) of the Borrower, (b) the Borrower's ability to perform the Secured Obligations or (c) any right or remedy of the Lender under any Loan Document.

                  "Maturity Date" shall mean the earlier of (i) 120 days following termination of the Merger Agreement and (ii) the occurrence of a Prohibited Transaction.

                  "Merger Agreement" shall mean that certain Agreement and Plan of Merger by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Computer Motion, Inc., dated as of March 7, 2003.

                  "Merger Default" shall mean a default under Section 7.1.7 of the Merger Agreement.

                  "Merger Documents" shall mean the Merger Agreement and all agreements, certificates, instruments or documents made, given or delivered specifically in connection with the Merger Agreement.

                  "Note" shall have the meaning set forth in Section 2.2.

                  "Notice of Borrowing" shall have the meaning given in Section 2.1.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Proceeds" shall mean whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including the proceeds of insurance payable by reason of loss of or damage to Collateral or Proceeds and any license fees, royalties and other similar items received in connection with Collateral.

                  "Prohibited Transaction" shall mean (i) the sale, lease, license, exchange, transfer or similar transaction involving all or substantially all of the assets of the Borrower (other than pursuant to the Merger Agreement), other than inventory in the ordinary course of business, in one or more transactions after the Closing Date; (ii) the closing date of a recapitalization, reorganization, merger, consolidation or other transaction or transactions (whether by sale, gift or other transfer or disposition) other than pursuant to the Merger Agreement, which transaction or transactions result in the transfer of control of the Borrower excluding any securities under any option plan of the Borrower (which plan, type of securities and amount of securities are approved by Lender in writing) which have not been granted, or which have been granted but have not yet vested, in each case on or prior to the date in question) on a fully-diluted basis; or (iii) any action (voluntary or involuntary) to liquidate, dissolve and/or wind down the business of the Borrower.

                  "Requirement of Law" shall mean as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, treaty, ordinance, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Secured Obligations" shall mean all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Loan Document or any transaction contemplated by any Loan Document, whether on account of principal, interest (including, without limitation, interest accruing after the Maturity Date on the Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), royalties, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, excluding, however, any obligations or liability arising under the Merger Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor or similar statute and the rules and regulations of the SEC promulgated thereunder as in effect from time to time.

                  "Subordinated Debt" shall mean unsecured Indebtedness subordinated to the Loan on terms and conditions satisfactory to lender, evidenced by a subordination agreement in form and substance satisfactory to lender which by its terms does not permit the payment of all or any portion of any principal, interest or any other amounts until the indefeasible payment in full of all Secured Obligations.

                  "Subsidiary" shall have the meaning set forth in Section 4.4.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement, estimated return or statement or other document (including, without limitation, any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, statutes, treaties, regulations or administrative requirements relating to any Tax.

                  "Tax" or "Taxes" shall mean (i) any and all taxes (whether federal, state and local, domestic or foreign) including, without limitation, income, gross receipts, profits, property, sales, use, capital stock, net worth, occupation, value added, ad valorem, transfer, franchise, recapture, excise, windfall, withholding, payroll, social security, workers' compensation, unemployment compensation or employment taxes, tariffs, imposts, duties, levies, fees or governmental charges of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect to any of the foregoing, and (ii) any obligations under any agreements or arrangements with respect to any tax or taxes described in clause (i) above.

                  "UCC" shall mean the Uniform Commercial Code of the State of California as in effect on the date hereof and as amended from time to time hereafter or, when used in relation to a specific filing or termination, the Uniform Commercial Code of the State wherein such filing or termination statement is made.

                  "Weekly Projections" shall have the meaning set forth in
         Section 4.16.

         1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any agreement, instrument, certificate or other document made, given or delivered pursuant hereto.

                  (b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or."

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Exhibit and Schedule references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Any reference in this Agreement to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, restatements, or supplements thereto or thereof, as applicable.

                  (f) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by the Borrower, the Lender, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Lender and the Borrower.

                           SECTION 2. AMOUNT OF LOAN

         2.1 Loan. Subject to the terms and conditions hereof, the Lender agrees to make Loans to the Borrower in an aggregate principal amount which shall not exceed the Loan Availability. Such Loans shall be made as follows: (i) upon delivery to the Lender of a Notice of Borrowing/Letter of Direction in substantially the form attached hereto as Exhibit D (a "Notice of Borrowing") no less than three (3) Business Days prior thereto, on the Closing Date in an aggregate amount of up to $2,300,000, the proceeds of which will be used exclusively to pay off the Existing Indebtedness, and (ii) in an aggregate amount of up to $5,000,000 as such Loans may be required in accordance with the Weekly Projections, as the same may be amended in accordance with Section 6.11 hereof, the proceeds of which Loans will be used exclusively for working capital and other general corporate purposes of the Borrower. Amounts borrowed and repaid hereunder may not be re-borrowed. As used herein, the term "Loan" and "Loans" shall mean the advances made by the Lender in accordance with this
Section 2.1.

         2.2 Notes. In order to evidence the Loan, the Borrower will execute and deliver to the Lender on the initial Closing Date a secured promissory note substantially in the form of Exhibit C attached hereto, payable to the order of the Lender and in a principal amount equal to $7,300,000. The Note: (a) shall be dated the Closing Date; (b) shall be payable as provided in Section 2.4; (c) shall provide for the payment of interest in accordance with Section 3.1; and
(d) shall be subject to mandatory prepayment in accordance with Section 3.2(b).

         2.3 Making of Loan. The Lender shall have no obligation to make the Loans hereunder unless the Lender, in its sole discretion, determines that the Loan Documents are in full force and effect, and the Borrower is in full compliance with all the terms of this Agreement, the Note, the Intellectual Property Security Agreement and the other Loan Documents, and that no Default or Event of Default not waived in writing by the Lender exists or will result from the making of any such Loan..

         2.4 Repayment of Loan.

                  (a) Except as set forth below, the aggregate amount of the Loan shall be payable, together with all accrued and unpaid interest thereon and all other Secured Obligations, on the Maturity Date.

                  (b) The Borrower shall not be obligated to make any principal or interest payments on the Loan other than upon the Maturity Date or as otherwise required pursuant to the provisions of Section 3.1 or 3.2(b).

         2.5 Collateral.

                  (a) Security Interest. This Agreement constitutes a "security agreement" within the meaning of the UCC. In order to secure payment and performance of all present and future Secured Obligations, the Borrower hereby grants, assigns, transfers, pledges, and sets over to the Lender a first-priority security interest in and Lien on all of the Collateral (subject to Liens expressly permitted under Section 7.2(a) hereof and those other Liens set forth in Section 7.2 required as a matter of law to have priority over the Secured Obligations; provided that, with respect to such other security interests and other Liens, such security interests and Liens shall not be with respect to claimed amounts in excess of $100,000 in the aggregate.

                  (b) Further Assurances. The Borrower agrees that at any time and from time to time, at its expense, the Borrower will promptly execute and deliver all further agreements, certificates, instruments and documents (including, without limitation, financing statements and continuation statements), and take all further action that the Lender may reasonably request (including obtaining any control agreements or bailee acknowledgments required by Lender), in order to perfect and protect the security interests granted or purported to be granted hereby and to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Borrower agrees that it will not take any action intended or reasonably likely to negatively impact or question the security interest granted herein. Without limiting any rights of the Lender under the UCC, the Borrower authorizes the Lender to file, without the Borrower's signature, UCC financing statements disclosing the Lender's Liens hereunder with any filing office deemed appropriate by the Lender, including without limitation designating the Collateral as "all present and future assets" of the Borrower.

                SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOAN

                  3.1 Interest Rate and Payments. The outstanding principal of the Loan shall accrue interest from the date such Loan is disbursed pursuant to the terms hereunder until and including the date paid in full at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months, provided, however, that per diem interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days) of eight percent (8%) per annum (the "Interest Rate"). Except as provided in the following sentence, interest on the Loan shall not be due and payable until the Maturity Date or such earlier date upon which the Loan shall be due and payable in accordance with the terms hereof, in each case with interest to accrue and be due and payable through and including the applicable date of payment. Without duplication of any interest payable under this Section 3.1, the Borrower hereby unconditionally promises to pay to the Lender interest on any Secured Obligations payable by the Borrower under any Loan Document that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date of such payment to and including the date the same is paid in full, at a rate per annum equal to the Interest Rate plus 400 basis points (the "Default Interest"), which Default Interest shall be payable from time to time on demand of the Lender.

         3.2 Prepayment.

                  (a) Optional. The Borrower shall be permitted to prepay the Loan, or any portion thereof, at any time without penalty or premium; in each case all payments shall be applied first against any Secured Obligation (other than interest and principal), then against accrued and unpaid interest through and including the date of payment and then against principal.

                  (b) Mandatory. Upon the Maturity Date all Secured Obligations shall immediately become due and payable.

          SECTION 4. COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Borrower represents, warrants and covenants, as of the Closing Date, that:

         4.1 Existence. The Borrower (a) is duly organized and validly existing under the laws of the State of Delaware, (b) is duly qualified to do business and is in good standing in all other jurisdictions in which the nature of its business or the ownership or leasing of its properties makes such authorization or qualification necessary except for such jurisdictions where the failure to be so authorized or qualified could not result in a Material Adverse Change and (c) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee or lessor and to conduct the business in which it is presently engaged and presently proposes to engage. The Borrower's place of incorporation and principal place of business/chief executive office are set forth on Schedule 4.1.

         4.2 Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to make, execute, deliver and perform the Loan Documents, borrow the Loan hereunder, and to consummate the transactions contemplated hereby and thereby and the Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents, the borrowing of the Loan on the terms and conditions of this Agreement, and the consummation of the transactions contemplated hereby and thereby. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, the borrowing of the Loan hereunder, or the consummation of the transactions contemplated hereby and thereby. Each of the Loan Documents has been duly executed and delivered by the Borrower. Each of the Loan Documents constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

         4.3 No Legal Bar. The execution, delivery and performance of the Loan Documents by the Borrower, the borrowing of the Loan hereunder, and the use of the proceeds thereof (a) will not violate any Requirement of Law, which violation could result in a Material Adverse Change, or Contractual Obligation of the Borrower and (b) will not result in, or require, the creation or imposition of any Lien (other than Liens in favor of the Lender) on any of its properties, assets or revenues pursuant to any such Requirement of Law, which violation could result in a Material Adverse Change or the default or breach of any Contractual Obligation.

         4.4 Subsidiaries. Except as set forth on Schedule 4.4 hereto, the Borrower has no, and never has had any, Subsidiaries. For purposes hereof, "Subsidiary" shall mean, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power (or otherwise) to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         4.5 Capitalization. The authorized capital stock of the Borrower is as set forth on Schedule 4.5 hereto: All such issued and outstanding shares and warrants have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning issuance of securities. Other than as set forth on
Schedule 4.5(a) hereto, there are no other rights, plans, options, warrants, agreements or other rights of any Person to purchase or acquire from the Borrower or any owner of any such item any shares of its capital stock. The Borrower has no obligation to repurchase, redeem or otherwise acquire any security or other right of the Borrower.

         4.6 Material Adverse Facts. The Borrower has no knowledge of any fact that could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or which could result in a Material Adverse Change.

         4.7 Purpose of Loan. The proceeds of the Loans shall be used by the Borrower to refinance the Existing Indebtedness and for working capital and other general corporate purposes.

         4.8 Liabilities. Other than with respect to the Loan and Indebtedness expressly permitted under Section 7.1 and described in Schedule 7.1(b) hereto, the Borrower does not have any Indebtedness in excess of $250,000 in the aggregate that the Borrower has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Borrower has otherwise become directly or indirectly liable. Schedule 7.1(b) sets forth a true, complete and correct description of all Indebtedness of the Borrower on the Closing Date.

         4.9 Title to Property and Assets. The Borrower has good and marketable title to, or a valid leasehold in, all of the Borrower's tangible and intangible properties and assets (including, without limitation, Intellectual Property), in each case free and clear of all Liens other than (a) Liens for taxes not yet due or other statutory liens relating to obligations to any Governmental Authority which are not yet due, (b) statutory Liens arising in the ordinary course of business, in each case, which do not interfere with the use of the properties and assets to which they relate for the purposes for which those properties and assets were acquired and (c) Liens in favor of the Lender and other Liens expressly permitted under Section 7.2 hereof. Schedule 7.2(f) sets forth a true, complete and correct description of all Liens on the Borrower or its properties or assets on the Closing Date.

         4.10 Intellectual Property. The Borrower possesses all licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade secrets and trade names and any other tangible, intangible or intellectual property rights, or rights thereto, required to conduct its business as presently conducted and as presently proposed to be conducted, without any known conflict with the rights of others, excluding any and all patent and other Intellectual Property rights owned or controlled by the Lender. A true, correct and complete list of the Borrower's licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade secrets, trade names, inventions, discoveries, designs, patentable technology and art, methodologies, trade secrets, know how, service marks, Internet domain names and any other tangible, intangible or intellectual property rights (the "Intellectual Property") is attached as Schedule 4.10 hereto. No claim of infringement has been made or threatened in writing or otherwise with respect to any such Intellectual Property, excluding current discussions and pending lawsuits as to such matters with the Lender. Except as set forth on Schedule 4.15, the Borrower has not directly or indirectly created, incurred, assumed or permitted to exist any Lien on any such Intellectual Property, other than Liens granted to the Lender to secure the Secured Obligations and liens expressly permitted under
Section 7.2 hereof.

         4.11 ERISA. No employee benefit plan established or maintained by the Borrower or its Subsidiaries or to which the Borrower or any Subsidiary has made contributions or is liable is subject to Part 3 of Subtitle B of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or Section 412 of the Internal Revenue Code of 1954, as amended.

         4.12 Brokers. No broker or finder has acted for the Borrower in connection with the Loan Documents or the transactions contemplated hereby or thereby, and no broker finder or other Person is entitled to any brokerage or finder's fees or other commission or payment in respect of such transaction based in any way on agreements, arrangements or understandings made by or on behalf of the Borrower.

         4.13 Use of Credit. No part of the proceeds from the Loan extended hereunder will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The assets of the Borrower do not include any margin stock, and the Borrower does not have any present intention of acquiring any margin stock.

         4.14 Indebtedness. The Note will be the senior obligation of the Borrower, and will be secured by first priority liens on all of the Collateral subject to Liens expressly permitted under Section 7.2(a) hereof and those other Liens set forth in Section 7.2 required as a matter of law to have priority over the Secured Obligations; provided that, with respect to such other security interests and other Liens, such security interests and Liens shall not be with respect to claimed amounts in excess of $250,000 in the aggregate.

         4.15 Litigation. Except as set forth on Schedule 4.15 hereto, there are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or, to the best knowledge of the Borrower after reasonable review and due inquiry, threatened against the

Borrower or any of its properties or assets or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Authority against the Borrower or applicable to any of its properties or assets.

         4.16 Financial Condition; Unknown Liabilities; Weekly Projections. The Borrower has previously furnished to the Lender the unaudited income statement, balance sheet and cash flow statements of the Borrower as of December 31, 2002, and the unaudited income statement and balance sheet of the Borrower as of January 31, 2003, each of which are attached hereto as Schedule 4.16(a). There are no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent or otherwise) matured or unmatured of the Borrower, except as provided for in the unaudited balance sheets referred to above or as set forth on Schedule 4.16(b), as of the Closing Date. Since January 1, 2003, there has been no Material Adverse Change as to the Borrower. The Borrower has previously furnished to the Lender the projected cash flow for the Borrower, set forth on a weekly basis, for the period through August 23, 2003 (the "Weekly Projections"), which Weekly Projections are in form and substance satisfactory to the Lender and are attached hereto as Schedule 4.16(c).

         4.17 Taxes. The Borrower has filed all federal, state and local, domestic or foreign Tax Returns and all other Tax Returns that are required to be filed by it and it has paid all Taxes due pursuant to such returns or pursuant to any deficiency, notice of proposed assessment, audit, assessment or other similar notice received by it in writing other than those being contested in good faith in appropriate proceedings and for which reserves have been established in the financial statements described in Section 4.16. There are no audits, assessments or claim for assessments, and no basis upon which such a claim can be made to the best knowledge of the Borrower after reasonable review and due inquiry. The charges, accrual and reserves on its books and records in respect of Taxes are adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes or the audit of any tax period.

         4.18 Certain Regulations. The Borrower is not (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940; (b) a "holding company," or an "affiliate" of a "holding company" or a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (c) to the knowledge of the Borrower, subject to any other Requirement of Law restricting its ability to incur debt or to grant Liens.

         4.19 Environmental Matters. The Borrower has obtained all approvals required by any Governmental Authority to carry on its business as presently being conducted or as presently proposed to be conducted. Each of such approvals is in full force and effect and the Borrower is in compliance in all respects with the terms and conditions of such approvals, and is also in compliance in all respects with all other provisions of any applicable environmental law, rule or regulation.

         4.20 Accounts Receivable. The accounts receivable set forth in the unaudited balance sheet delivered to the Lender pursuant to Section 4.16(a), net of applicable reserves set forth in such unaudited balance sheet, are collectible in the amounts shown therein. All such accounts receivable represent legal, valid and binding obligations arising from bona fide business transactions in the ordinary course of business consistent with past practices of the Borrower. There is no contest, claim, counterclaim, defense, contra account or other right of set-off with respect to such accounts receivable, other than returns in the ordinary course consistent with the past practices of the Borrower.

         4.21 SEC Documents; Financial Statements and No Material Changes. Borrower has made available to Lender through the SEC's EDGAR database ("EDGAR") a true, complete and correct copy of each publicly available statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Borrower since December 31, 2001, and, prior to the Closing Date, Borrower will have made available to Lender true, complete and correct copies of any additional publicly available documents filed with the SEC by Borrower after the date hereof but prior to the Closing Date (collectively, the "Borrower SEC Documents"). All documents required to be filed as exhibits to the Borrower SEC Documents have been so filed, and all Borrower Material Contracts (as defined below) so filed as exhibits are in full force and effect as of the date hereof, except those that have expired in accordance with their terms and those that failure to be in full force and effect would not have a Material Adverse Change. As used in this Agreement, "Borrower Material Contracts" means all contracts required to be filed as exhibits to the Borrower SEC Documents pursuant to Item 601 of Regulation S-K. As of their respective filing dates, the Borrower SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and none of the Borrower SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of the circumstance under which they were made or necessary to make the statements made therein not misleading, except to the extent corrected by a subsequently filed Borrower SEC Document. The consolidated financial statements of Borrower, including the notes thereto, included in the Borrower SEC Documents (the "Borrower SEC Financial Statements") fairly present (or will fairly present) the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Borrower at the dates and during the periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied (or will comply) as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared (or will be prepared) in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be expressly indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Forms 10-Q, as permitted by Form 10-Q of the SEC).

         4.22 Locations of Collateral. The only locations of Collateral are set forth on Schedule 4.22, attached hereto, and such schedule correctly identifies any of such locations which are not owned by the Borrower and sets forth the owners and/or operators thereof. The Borrower shall not move the Collateral to any other location (other than to transfer such Collateral in the ordinary course of business); provided that the Borrower may open a new location at which Collateral will be located within the continental United States so long as the Borrower (i) gives the Lender thirty (30) days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to the Lender such agreements, documents, and instruments as the Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such new location.

         4.23 Disclosure. No representation or warranty by the Borrower in this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. If, prior to the Closing Date, the Borrower becomes aware of any fact or circumstance that could change a representation or warranty of the Borrower in this Agreement, then the Borrower shall immediately give notice of such fact or circumstance to the Lender.

         4.24 Capacity to Protect Interests. The Borrower has been represented by outside counsel in connection with the transactions contemplated under the Loan Documents and the negotiation of the same, and each of the Borrower and such counsel has the "capacity to protect [the Borrower's] own interests in connection" herewith within the meaning of California Corporations Code Section 25118.

                        SECTION 5. CONDITIONS OF LENDING

         The obligation of the Lender to make the Loan hereunder is subject to the following conditions precedent:

         5.1 Loan Documents. Lender shall have received (a) this Agreement, (b) the Note, (c) the Intellectual Property Security Agreement, (d) the Lock Box Agreement, (e) the Deposit Account Control Agreements and (f) each of the other Loan Documents to which the Borrower is a party, in each case executed and delivered by duly authorized officers of the Borrower, together with completed schedules thereto as of the Closing Date, all in form and substance satisfactory to the Lender.

         5.2 Proceedings. The Lender shall have received a copy of the resolutions, in form and substance reasonably satisfactory to it, of the board of directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents, (ii) the Loan contemplated hereunder, (iii) the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereunder and (iv) the other transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

         5.3 Incumbency Certificates. The Lender shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, reasonably satisfactory in form and substance to the Lender, executed by the Secretary or any Assistant Secretary of the Borrower.

         5.4 Organizational Documents. The Lender shall have received copies of the articles of incorporation and bylaws of the Borrower, certified as of the Closing Date as true, complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

         5.5 Representations and Warranties; No Default. Each of the representations and warranties made by the Borrower pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) and each of the representations and warranties contained in any certificate or statement furnished at any time by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or certificate or other document delivered herewith or therewith, shall, except to the extent that they relate to a particular date, be true, complete and correct in all respects on and as of the date it was made and on and as of such date as if made on and as of such date. The Borrower shall have complied with each and every covenant and agreement contained herein, no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan, and no Material Adverse Change shall have occurred. The Borrower shall have delivered a certificate of the Chief Executive Officer or President of the Borrower, dated as of the applicable Closing Date hereunder, to the foregoing effect.

         5.6 Security Interest. The Lender shall have received evidence satisfactory to it of a valid and perfected first priority Lien and security interest in the Collateral and no other Liens on the Collateral exist, except as expressly permitted hereunder.

         5.7 Intellectual Property Security Interest. The Lender shall have received evidence satisfactory to it of a valid and perfected first priority Lien and security interest in the Intellectual Property.

         5.8 Lock Box Agreement. The Lender shall have received satisfactory evidence that the Lock Box Agreement is in full force and effect.

         5.9 Deposit Account Control Agreements. The Lender shall have received satisfactory evidence that each Deposit Account Control Agreement is in full force and effect.

         5.10 Merger Agreement. The Lender shall have received satisfactory evidence that the Merger Agreement is in full force and effect.

         5.11 Evidence of Insurance. The Lender shall have received evidence of insurance and loss payee/additional insured endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to the Lender, and certificates of insurance policies and/or endorsements naming the Lender as loss payee/additional insured.

         5.12 Existing Indebtedness. After giving effect to the Loans on the Closing Date, the Existing Indebtedness shall have been paid in full and the Liens securing the same released of record (or the Lender shall have received such releases of such Liens or assurances with respect thereto, all in form and substance satisfactory to the Lender).

         5.13 Other Documents. The Lender shall have received, in form and substance satisfactory to Lender, such releases, terminations and other documents as the Lender may reasonably request.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, from and after the original Closing Date and through the indefeasible payment in full of the Loan and the Secured Obligations then due and owing to the Lender hereunder, the Borrower shall:

         6.1 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and which are reserved against on the Borrower's books and records.

         6.2 Maintenance of Books and Records. The Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP, which books and records shall be maintained at the address set forth on Schedule 4.1 hereto.

         6.3 Conduct of Business; Maintenance of Existence; and Compliance with Laws. Continue to engage in business of the same general type as conducted by the Borrower on the Closing Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower. The Borrower shall do or cause to be done all things necessary to ensure compliance by the Borrower in all material respects with all Requirements of Law and all applicable restrictions imposed by any Governmental Authority.

         6.4 Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties and assets in the same general areas in which the Borrower operates and reasonably acceptable to the Lender, including, without limitation, primary, all risk, physical damage, property damage, and bodily injury with appropriate loss payee and additional insured endorsements in favor of the Lender.

         6.5 Taxes. Timely pay all Taxes except Taxes being contested in good faith by appropriate proceedings (which shall be reserved against on the Borrower's books and records); provided that it shall pay any contested Taxes upon commencement of proceedings to foreclose upon any property or assets of the Borrower to pay such Taxes.

         6.6 Maintenance of Properties. Maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonable, necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Borrower.

         6.7 Information Rights. The Borrower shall deliver the following to the
Lender:

                  (a) as soon as practicable, but in any event within ninety
(90) days after the end of each calendar year, (i) consolidated income statement and statement of cash flows for such year and a balance sheet as of the end of such year, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Borrower and reasonably acceptable to the Lender and (ii) annual sales forecasts and budgets for the then next two years, in each case in form and substance reasonably satisfactory to the Lender;

                  (b) as soon as practicable, (i) but in any event within thirty
(30) days after the end of each calendar month an unaudited income statement and statement of cash flows for such month and an unaudited balance sheet as of the end of such month, (ii) but in any event within thirty (30) days after the end of each calendar month, monthly sales forecasts, and (iii) but in any event within thirty (30) days, monthly, quarterly and annual budgets (including variance reports) in form and substance reasonably satisfactory to the Lender; and

                  (c) as soon as reasonably practicable after requested by Lender, such other reports as Lender may reasonably request in connection with the Borrower, including without limitation the information referenced at Section 6.11.

         6.8 Board Observation Rights. Following termination of the Merger Agreement and until such time as all Secured Obligations are indefeasibly repaid in full, the Lender shall have the right to have a representative attend all meetings of the Borrower's Board of Directors or any such committee thereof, in a nonvoting, observer capacity, the cost of which attendance shall be paid by the Borrower, including travel and related costs and expenses. The Borrower shall provide the Lender notice of such meetings at the same time and in the same manner as such notice is provided to the Board of Directors and the Borrower shall provide the Lender copies of all minutes, consents, and other materials the Borrower provides to its directors in conjunction with said meetings.

         6.9 Access to Premises. Subject to the provisions of the Confidentiality Agreement between the Borrower and the Lender dated February 27, 2003, and Section 5.6 of the Merger Agreement, from time to time as requested by the Lender, (a) the Lender or its designee shall have complete access to all of the Borrower's premises and personnel during normal business hours and after reasonable prior notice to, or at any time and without notice to the Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, and (b) the Borrower shall promptly furnish to the Lender such copies of such books and records or extracts therefrom as the Lender may request, and (c) the Lender or the Lender's designee may use during normal business hours such of the Borrower's equipment, supplies and premises as may be reasonably necessary for the foregoing and, if an Event of Default exists or has occurred and is continuing, for the collection of accounts receivable and realization of other Collateral.

         6.10 Lock Box Instructions. Upon the occurrence of an Event of Default, permit Lender, in Lender's sole discretion, to instruct each of the Borrower's customers and any other Persons with amounts owing to the Borrower to send all future payments to a designated Lock Box Account pursuant to instructions determined by the Lender in its sole discretion.

         6.11 Updates to Weekly Projections. The Borrower shall consult with the Lender on a weekly basis with respect to the reconciliation of actual cash flow to that set forth in the Weekly Projections for the applicable period(s), and the Borrower shall provide the Lender with the updated Weekly Projections, which updates shall be consistent with the categories and details set forth in the Weekly Projections attached at Schedule 4.16(b) hereto, and which updates, for purposes of making Loans pursuant to Section 2.1 hereof, shall in each instance be acceptable to the Lender in its sole and absolute discretion.

                         SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, from and after the original Closing Date and thereafter until payment in full of all Secured Obligations, the Borrower shall not, without the Lender's prior written consent:

         7.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under this Agreement; and

                  (b) other Indebtedness (including accrued interest thereon) outstanding on the original Closing Date and listed on Schedule 7.1(b) (none of which is secured).

         7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Liens on any properties or assets of the Borrower other than:

                  (a) Liens incurred in connection with Indebtedness permitted to be incurred or permitted to exist pursuant to Section 7.1(a);

                  (b) deposits under worker's compensation, unemployment insurance and Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business consistent with past practice;

                  (c) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and which have been reserved for on the Borrower's books and records;

                  (d) Except as set forth on Schedule 4.15, Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which reserves have been established, provided that the assets or property subject to such lien do not have a value in the aggregate greater than $50,000;

                  (e) [intentionally deleted];

                  (f) Liens existing on the Closing Date and described on
Schedule 7.2(f); or

                  (g) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting, or not possible of resulting in, a Material Adverse Change.

         7.3 Limitations on Transactions with Affiliates. Make any payment to or investment in, or enter into any transaction with, any Affiliate, including, without limitation, the purchase, sale or exchange of property or assets or the rendering of any service, except transactions entered into with Affiliates (a) in the ordinary course of business consistent with past practice, (b) on terms and conditions substantially similar to those that the Borrower would have received in an "arm's length" transaction with an independent third party and
(c) related to the Borrower's principal activities; provided, however, that no payments shall be made (i) to pay any deferred compensation to any officer, director, employee, insider or Affiliate, or (ii) to reduce, retire or otherwise repay any note, Indebtedness or other debt or obligation of any officer, director, employee, insider or Affiliate (including, without limitation, any Subordinated Debt), or (iii) to reduce any single account payable of the Borrower by more than $50,000 or more than $150,000 in the aggregate without, in each case, the prior written approval of the Lender.

         7.4 Restrictions on Transactions and Fundamental Changes. Alter the Borrower's capital or legal structure, or change its name, jurisdiction of formation or principal place of business/chief executive office, or enter into any transaction of merger, recapitalization, restructuring, consolidation or similar transaction, or liquidate, wind-up or dissolve the Borrower (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the Borrower's business, property or assets, whether now owned or hereafter acquired, or enter into any management contract permitting third-party management rights with respect to the Borrower's business, or declare or pay any dividends or make any other distribution to its shareholders, or make any investments, or make any loans, advances or other extensions of credit to any Person; provided, that (i) the Borrower may declare and make any dividend payment or other distribution payable in its equity securities; (ii) the Borrower may make travel advances in the ordinary course of business consistent with past practice in an aggregate amount of up to $25,000 per month, with an aggregate amount per employee of up to $5,000 per month and
(iii) the Borrower may consummate the transactions contemplated under the Merger Agreement in accordance with the terms thereof.

         7.5 Sale of Assets; Transfer to Subsidiary. Sell, lease, sub-lease, license, transfer or otherwise dispose of any of the Borrower's interest in its respective properties or assets, whether real, personal or mixed, or tangible or intangible, other than inventory in the ordinary course of business consistent with past practice. Borrower shall not sell, lease, sublease, license, transfer or otherwise dispose of any properties or assets to any subsidiary.

         7.6 Repurchase of Securities. Repurchase, redeem or otherwise acquire or retire any of the Borrower's securities or obligation evidencing the right of any holder thereof to purchase any of the Borrower's securities without the prior written consent of the Lender, other than (a) under the terms and conditions of stock option, stock purchase, profit sharing or similar plans approved by the Borrower's Board of Directors or (b) pursuant to the Merger Agreement in accordance with the terms thereof; provided that with respect to transactions under (a) only: (i) the shares of common stock or other securities of the Borrower issued or issuable pursuant thereto do not constitute in the aggregate more than ten percent (10%) of the Borrower's total outstanding capital stock on a fully diluted basis; (ii) in no event shall the Borrower repurchase, redeem or otherwise acquire or retire shares that constitute in the aggregate more than (A) ten percent (10%) of the Borrower's total outstanding capital stock on a fully diluted basis or (B) more than two percent (2%) of the Borrower's total outstanding capital stock on a fully diluted basis from any Person or their respective Affiliates (the securities of which Affiliates shall be deemed aggregated with such Person for such purpose); and (iii) any repurchase, redemption or other acquisition or retirement by the Borrower of securities acquired by an employee pursuant to any such plan shall be at a price not greater than the actual, cash price that such employee paid to acquire such securities.

         7.7 Corporate Governance. Enter into one or more mortgage, indenture, agreement, contract, commitment, lease, plan, or other instrument, document or understanding, oral or written, with any Person in which (i) the Borrower is obligated to pay in excess of $100,000 in the aggregate within 12 months of the date hereof without obtaining the approval of the Board of Directors of the Borrower, and (ii) the Lender does not have a first-priority security interest as to payment or liquidation or otherwise.

         7.8 Bank Accounts. Attached hereto as Schedule 7.8 is a list of all of the Borrower's present accounts at any bank or other financial institution, which list includes (i) the name and address of the applicable bank or financial institution, (ii) the account number and (iii) a contact person at such bank or financial institution responsible for the operation of such account (collectively, the "Bank Accounts"). The Borrower shall not establish any accounts other than the Bank Accounts, except upon not less than fifteen (15) days' prior written notice to Lender and delivery to Lender of an appropriate deposit account control agreement in form and substance satisfactory to the Lender. The Borrower shall not maintain or permit to exist any deposits or other funds of whatever nature outside of Montecito Bank & Trust in excess of the amounts and in the Bank Accounts set forth on Schedule 7.8.

         7.9 Limitation on Liabilities. The Borrower shall not incur liabilities owing to any Person (other than in the ordinary course of business) and its Affiliates in excess of $100,000 in the aggregate without the prior approval of the Lender, which approval may be given or withheld in the Lender's sole discretion.

                          SECTION 8. EVENTS OF DEFAULT

         8.1 Event of Default. If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of or any interest on the Loan or any other amount payable hereunder when due in accordance with the terms hereof, or shall fail to make a mandatory prepayment as and when required under Section 3.2(b) hereof; or

                  (b) the Borrower shall default in the observance or performance of any covenant, agreement or other obligation contained in this Agreement or any other Loan Document, and such default continues for five (5) Business Days from the Borrower's knowledge thereof; or

                  (c) default shall be made with respect to any payment of any Indebtedness of the Borrower in excess of $250,000 when due or the performance of any covenant, agreement or other obligation incurred in connection with any such Indebtedness, if the effect of such default is to permit the acceleration of the maturity of such Indebtedness and such default shall not be remedied, cured, waived or consented to by the holder of such Indebtedness within the applicable grace period, or any other circumstance arise (other than the mere passage of time) by reason of which the Borrower is required to repurchase or offer to holders of Indebtedness of any such Person, the opportunity to have purchased, any such Indebtedness; or

                  (d) (i) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law or statute of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 30 days;
(iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant or writ of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; (iv) the Borrower shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall be generally unable to, or shall admit its general inability to, pay its debts as they become due; or

                  (e) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Borrower and the Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within ten (10) calendar days from the date of entry thereof and within a period of thirty (30) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments of the Borrower shall exceed in the aggregate $250,000; or

                  (f) any representation or warranty made by the Borrower in this Agreement, or any other Loan Document shall be false or incorrect in any material respect on any date on which such representation or warranty was made; or

                  (g) any Loan Document shall cease for any reason to be in full force and effect (other than pursuant to the express terms hereof or thereof), the Loan Documents shall, for any reason, not give or shall cease to give the Lender a perfected Lien in all of the Collateral with the priority contemplated by such Loan Documents and subject to no other Liens (except to the extent expressly permitted herein or therein) other than by actions of the Lender, or the Borrower shall so assert; or

                  (h) any Material Adverse Change shall have occurred; or

                  (i) a Prohibited Transaction shall have occurred.

then, and in each such event, (A) if such event is an Event of Default specified in clauses (i) or (ii) of paragraph (d) above with respect to the Borrower automatically the Loan hereunder (with accrued interest thereon) and all other Secured Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default (except as otherwise provided in the definition of "Maturity Date," in which case no notice of acceleration shall be required), the Lender may, by notice to the Borrower, declare the Loan hereunder (with accrued but unpaid interest thereon including such interest accruing at the Default Rate) and all other Secured Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         8.2 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Agreement and the other Loan Documents, the Borrower may use the Collateral in any lawful manner except as otherwise prohibited hereunder or thereunder.

         8.3 Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, the Borrower will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted hereunder, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lender, segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Lender being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Lender to be applied to the repayment of the Loan in accordance with the provisions of this Agreement.

         8.4 Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Lender may, in its sole discretion, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any commercially reasonable compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Lender may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of the Borrower. The Lender will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Borrower fails to make any payment or take any action required hereunder, the Lender may make such payments and take all such actions as the Lender reasonably deems necessary to protect the Lender's security interests in the Collateral and/or the value thereof, and the Lender is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and/or compromise any Liens that in the judgment of the Lender appear to be equal to, prior to or superior to the security interests of the Lender in the Collateral (other than those permitted hereunder) and any Liens not expressly permitted by this Agreement.

         8.5 Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Lender may enter upon the premises of the Borrower or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Lender may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Lender shall decide, in one or more sales or parcels, at such prices as the Lender may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance but within 10 days' written notice to the Borrower of the time and place of any such public sale or sales (which notice the Borrower hereby agrees is reasonable) and with such other notices as may be required by applicable law and cannot be waived, and the Lender shall have no liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Lender or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by applicable law) from any claim or right of whatever kind, including any equity of redemption, of the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released by the Borrower. At any sale or sales made pursuant to this Section 8, the Lender may bid for or purchase, free (to the fullest extent permitted by applicable law) from any claim or right of whatever kind, including any equity of redemption, without demand therefore or notice to the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Lender by the Borrower hereunder as a credit against the purchase price. The Lender shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Lender shall not be chargeable with any of the obligations or liabilities of the Borrower. The Borrower hereby agrees
(i) that it will indemnify and hold the Lender harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Lender pursuant to this
Section 8, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Lender (whether asserted before or after such taking of possession or control), or arising out of any act on the part of the Borrower or its Affiliates or agents before or after the commencement of such actual possession or control by the Lender, but excluding therefrom all claims with respect to the Collateral resulting from the gross negligence or willful misconduct of the Lender; and
(ii) the Lender shall not have liability or obligation to the Borrower arising out of any such claim except for acts of gross negligence or willful misconduct of the Lender. Subject only to the lawful rights of third parties, any Person that has possession of any of the Collateral is hereby constituted and appointed by the Borrower as pledgeholder for the Lender and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by applicable law) to sell all or any portion of the Collateral upon the order and direction of the Lender, and the Borrower hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Lender shall be entitled, if permitted by applicable law, to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Lender shall be entitled to apply, without prior notice to the Borrower, any cash or cash items constituting Collateral in the possession of the Lender to payment of the Secured Obligations.

         8.6 Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, the balances in any account of the Borrower which constitutes part of the Collateral, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the costs and expenses paid or incurred by the Lender in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations, including, without limitation, court costs and the attorney's fees and expenses incurred by the Lender, then to satisfy or provide cash Collateral for all obligations relating to Secured Obligations, and then the indefeasible payment in full of the Secured Obligations in accordance with this Agreement. Any amounts remaining after such indefeasible payment in full shall be remitted to the Borrower or as a court of competent jurisdiction may otherwise direct.

         8.7 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Lender, (a) the Borrower does hereby irrevocably make, constitute and appoint the Lender or any of its officers or designees the Borrower's true and lawful attorney-in-fact with full power in the name of the Lender or such other Person to receive, open and dispose of all mail addressed to the Borrower, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Lender with full power and right to cause the mail of such Persons to be transferred to the Lender's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Agreement and the grant of the security interests hereunder and under the Loan Documents, and the Borrower hereby ratifies and confirms all that the Lender or its substitutes shall properly do by virtue hereof; (b) the Borrower does hereby further irrevocably make, constitute and appoint the Lender or any of its officers or designees its true and lawful attorney-in-fact in the name of the Lender or the Borrower (i) to enforce all of the Borrower's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Lender and to enter into such other agreements (as may be lawful and without breach of contract) as may be necessary, desirable or appropriate in the judgment of the Lender to complete the production, distribution or exploitation of any Collateral, (ii) to enter into and perform such agreements as may be necessary, desirable or appropriate in the judgment of the Lender in order to carry out the terms, covenants and conditions of the Loan Documents that are required to be observed or performed by the Borrower, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Lender may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Lender hereunder, and under the other Loan Documents, and (iv) to do any and all other things necessary, desirable or appropriate in the judgment of the Lender to carry out the intention of this Agreement and the grant of the security interests hereunder and under the other Loan Documents. The Borrower hereby ratifies and confirms in advance all that the Lender as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

         8.8 Termination and Release. The security interests granted under this Agreement shall terminate when all the Secured Obligations have been indefeasibly paid in full and performed and the commitments pursuant to this Agreement shall have terminated. Upon request by the Borrower (and at the sole expense of the Borrower) after such termination, the Lender will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, termination letters to account debtors and copyright and trademark releases, to terminate the security interest granted to it hereunder.

         8.9 Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender in this Section 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender. Without limiting the generality of the foregoing, the Lender shall have all rights and remedies of a secured creditor under Article 9 of the UCC and other applicable law.

                            SECTION 9. MISCELLANEOUS

         9.1 [intentionally deleted]

         9.2 Indemnification. The Borrower agrees to indemnify, defend and hold harmless the Lender and each of its successors, assigns, heirs, Subsidiaries, Affiliates and all of the officers, directors, employees, partners, members, representatives, advisors and agents (including, without limitation, attorneys and accountants) of each of the aforementioned Persons, and each of them, from and against any and all losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, connected with or incidental to the failure of any representation or warranty made by the Borrower in this Agreement, the other Loan Documents or in any other documents or agreements contemplated hereby or thereby or the failure of the Borrower to comply with the covenants, agreements or other obligations contained in this Agreement or the other Loan Documents (but excluding (i) any such losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of the Lender to the extent incurred solely by reason of the gross negligence or willful misconduct of the Lender or (ii) litigation solely between the Borrower, on the one hand, and the Lender, on the other hand, in connection with this Agreement or the other Loan Documents or relating to the transactions contemplated hereby or thereby if, after final non-appealable judgment, the Lender is not the prevailing party in such litigation). The agreements in this Section 9.2 shall survive the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or thereby.

         9.3 Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the entire agreement between the Lender and the Borrower pertaining to the subject matter contained herein and therein. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified, nor may the obligations of the parties hereto or thereto be waived, except pursuant to a writing signed by both the Lender and the Borrower.

         9.4 Waivers. The Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

         9.5 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of a telecopy notice, when received (provided an original copy of such notice is mailed, postage pre-paid within the next business day after such notice is sent by telecopy), or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:     Computer Motion, Inc.
                           130-B Cremona Drive
                           Santa Barbara, California  93117
                           Attn:   Robert W. Duggan, Chief Executive Officer
                           Fax:    805-968-4920

         with a copy to:   Stradling, Yocca, Carlson & Rauth
                           302 Olive Street
                           Santa Barbara, California  93101
                           Attn:   David Lafitte, Esq.
                           Fax:    805-564-1044

         The Lender:       Intuitive Surgical, Inc.
                           950 Kifer Road
                           Sunnyvale, California  94086
                           Attn:   Lonnie M. Smith, Chief Executive Officer
                           Fax:    408-523-2372

         with a copy to:   Latham & Watkins LLP
                           505 Montgomery Street
                           San Francisco, California  94111-2562
                           Attn:   John M. Newell, Esq.
                           Fax:    415-395-8095


         9.6 Successors and Assigns. The Borrower may not assign its rights or obligations under this Agreement or the Note without the written consent of the Lender. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.

         9.7 Interest Deficit. If the provisions of this Agreement or the Note would at any time require payment by the Borrower to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced but only to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, the Lender shall receive interest payments under the Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by applicable law, cumulate and will be carried forward (without interest) until the payment in full of the Note or such earlier time as it may be paid. Interest otherwise payable to the Lender for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount then permitted by the law applicable thereto. The amount of any Interest Deficit shall be treated as a prepayment penalty and shall, to the fullest extent permitted by applicable law, be paid in full at the time of any prepayment by the Borrower to the Lender. The amount of any Interest Deficit at the time of any complete payment of the Loan (if any) (other than an optional prepayment thereof) shall, except to the full extent then permitted to be paid under applicable law, be canceled and not paid.

         9.8 Confidentiality. In handling any confidential information of the Borrower, the Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the Subsidiaries or Affiliates of the Lender in connection with their present or prospective business relations with the Borrower, (ii) to prospective transferees or purchasers of any interest in the Loan, provided that they have entered into a comparable confidentiality agreement in favor of the Borrower and have delivered a copy to the Borrower, (iii) under any Requirement of Law, (iv) as may be required in connection with the examination, audit or similar investigation of the Lender, (v) in connection with the Merger Agreement and (vi) as the Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either (a) is in the public domain or in the knowledge or possession of the Lender when disclosed to the Lender by the Borrower, or becomes part of the public domain after disclosure to the Lender through no fault of the Lender; or (b) is disclosed to the Lender by a third party, provided the Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

         9.9 Payment of Expenses. Without duplication of amounts payable under
Section 7.2.2 of the Merger Agreement, the Borrower agrees to pay or reimburse the Lender upon the termination of the Merger Agreement for all of the Lender's out-of-pocket costs and expenses incurred in connection with its due diligence with respect to the Loan, the preparation, execution, delivery and performance of this Agreement and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby and the enforcement of its rights hereunder or thereunder, including, without limitation, the reasonable fees and disbursements of the Lender's outside counsel; provided that notwithstanding
Section 7.2.2. of the Merger Agreement, the Borrower agrees to reimburse the Lender for all such costs and expenses (including without limitation the reasonable fees and disbursements of the Lender's outside counsel) incurred by the Lender in connection with the Loan Documents following termination of the Merger Agreement, including without limitation in connection with the enforcement of the Lender's rights hereunder and under the other Loan Documents.

         9.10 Captions. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

         9.12 Severability; Reformation. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement and the future application of such provision shall not in any way be affected or impaired thereby.

         9.13 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE BORROWER AND THE LENDER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY AND THE LENDER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         9.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS.

         9.15 CONSENT TO JURISDICTION/SERVICE OF PROCESS. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF SANTA CLARA COUNTY, CALIFORNIA, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, WHICHEVER THE LENDER MAY ELECT, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER IN CONTRACT, TORT, EQUITY

OR OTHERWISE, AND AGREE THAT ANY DISPUTE WITH RESPECT TO ANY SUCH MATTERS SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE (EXCEPT THAT THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST THE BORROWER OR ITS PROPERTY). THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT THE LENDER'S OPTION, BY SERVICE UPON THE BORROWER IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed and delivered on their behalf as of the date first above written.

                                     COMPUTER MOTION, INC.

                                     By:  /s/ Robert W. Duggan
                                          --------------------
                                          Name:  Robert W. Duggan
                                          Title:  Chief Executive Officer


                                     INTUITIVE SURGICAL, INC.

                                     By:  /s/ Lonnie M. Smith
                                          -------------------
                                          Name:  Lonnie M. Smith
                                          Title: President & Chief Executive
                                                 Officer

                                    EXHIBIT A
                             COLLATERAL OF BORROWER

The Collateral shall consist of all right, title and interest of Borrower in and to the following, in each case whether now owned or hereafter arising or acquired by Borrower:

         (a) All present and future accounts, general intangibles and other rights of Borrower to the payment of money no matter how evidenced, all chattel paper, instruments and other writings evidencing any such right, and all goods repossessed or returned in connection therewith;

         (b) All inventory of Borrower, now owned or hereafter acquired, and all raw materials, work in process, materials used or consumed in Borrower's business and finished goods, together with all additions and accessions thereto and replacements therefor, and products thereof;

         (c) All equipment of Borrower, now owned or hereafter acquired, including, without limitation, all vehicles (including motor vehicles and trailers) machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures and all attachments, accessories, replacements, substitutions, additions, and improvements to any of the foregoing;

         (d) All documents, letters of credit and rights to proceeds of letters of credit, instruments and investment property of Borrower, now owned or hereafter acquired, and all new, substituted and additional documents, securities and instruments issued with respect thereto, all voting or other rights now or hereafter exercisable and all cash and noncash dividends, interest and other property now or hereafter receivable with respect to any of the foregoing, whether such certificates, documents and instruments are in the possession of Borrower or a financial intermediary on behalf of Borrower;

         (e) All patents and patent applications of Borrower and all rights corresponding thereto throughout the world, and all unpatented or unpatentable developments and inventions and all license fees, royalties and other similar items received in connection therewith;

         (f) All trademarks, service marks and logos of Borrower, and all United States, state and/or foreign applications for registration thereof, all trade names, trade styles, designs, and the like, all elements of package or trade dress of goods, the goodwill of Borrower's business connected with the use of, and symbolized by any of the above, and all property of Borrower necessary to produce any products sold under any of the above;

         (g) All copyrights and copyrighted works in which Borrower has any right, title, or interest throughout the world, all derivative works thereof, all copyright registrations and all applications therefor, and United States and/or foreign applications for registration and registrations thereof, and all accounts, accounts receivable and contracts receivable generated by such copyrights;

         (h) All computer software programs developed or to be developed by Borrower or in which Borrower asserts or could assert a proprietary interest; all personal property, including but not limited to source codes, object codes or similar information, which is necessary to the practical utilization of such programs; and all tangible property of Borrower embodying or incorporating any such programs;

         (i) All trade secrets, proprietary information, customer lists, instructional materials, working drawings, manufacturing techniques, process technology documentation, and product formulations of Borrower and all property and assets of Borrower, whether tangible or intangible, which are or a person may deem to be intellectual property of Borrower;

         (j) All rights under any agreement granting any right to use any patent, trademark, copyright, computer software program or any other property or right to property specified in paragraphs (e), (f), (g),
         (h) or (i) above, whether Borrower is the grantor or the grantee under such agreement;

         (k) All commercial tort claims, including without limitation those identified at Schedule I hereto;

         (l) All rights to damages or profits due or accrued arising out of past, present or future infringement of the Collateral or injury to Borrower's good will connected with the use of the Collateral and the right to sue therefor;

         (m) All renewals, modifications, amendments, re-issues, divisions, continuations in whole or part, and extensions of any Collateral;

         (n) All right, title and interest of Borrower in, to and under each contract entered into or to be entered into by Borrower, together with any purchase orders or other supplements thereto, as any such contract may be modified, amended or restated from time to time, and all right, title and interest of Borrower in and to all moneys and claims for moneys due or to become due to Borrower under or arising out of any such contract;

         (o) All now existing and hereafter acquired books and records relating to the foregoing Collateral and all equipment containing such books and records; and

         (p) All Proceeds of the foregoing Collateral; and

         (q) Any and all claims, rights and interests in any of the foregoing of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B
                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement") is entered into as of _________, 2003 by and between INTUITIVE SURGICAL, INC. ("Lender") and COMPUTER MOTION, INC., a Delaware corporation ("Grantor").

                                    RECITALS

         A. Lender has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement dated as of March 7, 2003, by and between Lender and Grantor (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Lender is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in all of its Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

         B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Lender a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral, including, without limitation, all of its Copyrights, Trademarks and Patents.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and the other Loan Documents, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

         To secure its obligations under the Loan Documents and under all other agreements now existing or hereafter arising between Grantor and Lender, Grantor assigns to Lender for security purposes, and grants and pledges to Lender, a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including, without limitation, those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), together with the goodwill of the businesses associated with the Trademarks, and including, without limitation, all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, re-examinations, divisions continuations, renewals, termination rights, extensions and continuations-in-part thereof.

         This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in a addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person or entity, including Lender, of any or all other rights, powers or remedies.

         Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS, EXCEPT TO THE EXTENT GOVERNED BY FEDERAL LAW, IN WHICH CASE FEDERAL LAW SHALL APPLY.

         This Agreement may not be amended, supplemented or modified, nor may the obligations of the parties hereto be waived, except pursuant to a writing signed by both Lender and Grantor.

         Grantor may not assign its rights or obligations under this Agreement or otherwise encumber or hypothecate its Intellectual Property Collateral without the consent of Lender. This Agreement shall be binding upon and inure to the benefit of Lender and Grantor and their respective successors and permitted assigns.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                                    GRANTOR:

                                                    COMPUTER MOTION, INC.

Address of Grantor:

130-B Cremona Drive                                 By:
                                                       ------------------------
Santa Barbara, California  93117                    Name:
Attn:  Robert W. Duggan,                            Title:
       Chief Executive Officer

                                                    LENDER:

                                                    INTUITIVE SURGICAL, INC.

Address of Lender:
                                                    By:
                                                       ------------------------
950 Kifer Road                                      Name:
Sunnyvale, California  94086                        Title:
Attn:  Lonnie M. Smith, Chief Executive
       Officer

STATE OF [_______________].        )
                                   ) SS
COUNTY OF _____________________    )

On the ____ day of _____________ , 2003, before me, ____________________ , a notary public, personally appeared __________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

                                               ________________________________
                                               Notary Public

My commission expires:

STATE OF [_______________]       )
                                 ) SS
COUNTY OF _____________________  )

On the ____ day of _____________ , 2003, before me, ____________________ , a notary public, personally appeared __________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

                                                _______________________________
                                                Notary Public

My commission expires:

                                    EXHIBIT A

                              Registered Copyrights

                              [Grantor to provide]

                                    EXHIBIT B

                                     Patents

                              [Grantor to provide]

                                    EXHIBIT C

                                   Trademarks

                              [Grantor to provide]

                                    EXHIBIT C
                                  FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY APPLICABLE STATE UNDER SUCH STATE'S SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH SECURITIES ACT AND THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

$7,300,000                                                     __________, 2003

                  Computer Motion, Inc., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of Intuitive Surgical, Inc. (the "Lender"), the aggregate principal amount of Seven Million Three Hundred Thousand Dollars ($7,300,000), or the aggregate outstanding principal amount of all Loans made by the Lender to Borrower pursuant to the Loan and Security Agreement (as defined below), whichever is less (the "Principal Amount"), together with accrued and unpaid interest on the Principal Amount, on Maturity Date, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in that certain Loan and Security Agreement dated as of March 7, 2003, between Borrower and the Lender (as amended from time to time, the "Loan Agreement").

                  This Note shall accrue interest at a fixed rate per annum of eight percent (8%) (the "Interest Rate") with respect to the outstanding unpaid Principal Amount plus any accrued but unpaid interest thereon and on any other Secured Obligations compounding annually (the "Interest") until and including the date the Principal Amount, such interest and the other Secured Obligations are paid in full. Such Interest shall, except as provided in the last sentence of this paragraph, be due and payable, together with all outstanding Principal Amount, on the Maturity Date (or such earlier date as required under the Loan Agreement), in each case with interest to accrue and be due and payable through and including the applicable payment date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, provided, however, that per diem interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. The Secured Obligations under this Note are secured by the Collateral of Borrower pursuant to the Loan and Security Agreement. Without duplication of any interest payable hereunder, Borrower hereby unconditionally promises to pay to the Lender interest on any principal, interest and any other Secured Obligations payable by Borrower under this Loan that shall not be paid in full when due (whether at the Maturity Date, by acceleration or otherwise), for the period from and including the due date of such payment to and including the date the same is paid in full, at a rate per annum equal to the Interest Rate plus 400 basis points, which interest shall be payable from time to time on demand of the Lender.

                  Borrower hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

                  The Lender may, but is not obligated to, enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon on the appropriate spaces on the last page of this Note; provided, however, that the failure of the Lender to set forth such Loan, principal payments, interest payments or other information shall not in any manner affect the obligations of Borrower to repay such Loan or any Secured Obligations.

                  The Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

                  Time is of the essence hereof. Upon any default hereunder, the Lender may exercise all rights and remedies provided for herein and by law or equity, including, without limitation, the right to immediate payment in full of this Note.

                  The remedies of the Lender as provided herein or in law or in equity, or any one or more of them, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender's sole discretion, and may be exercised as often as occasion therefor shall occur.

                  It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon the Lender by this Note or any other Document, then Borrower promises and agrees to pay all costs, including, without limitation, attorneys' fees, incurred by the Lender.

                  This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California without giving effect to any conflict of law provisions.

                  This is the Note referred to in the Loan Agreement and is subject to and entitled to the benefits of said agreement, including, without limitation, acceleration and the right in certain circumstances to require that this Note be prepaid prior to the Maturity Date.

         IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note as of the date first written above.


                                             COMPUTER MOTION, INC.

                                             By: ______________________________
                                                 Name:
                                                 Title:

                                LAST PAGE OF NOTE

                                    Payments

                    Amount                                             Unpaid Principal      Name of Person Making
     Date           of Loan        Principal         Interest           Balance of Note             Notation
     ----           -------        ---------         --------           ---------------             --------


                                    EXHIBIT D
                           FORM OF NOTICE OF BORROWING

[Date]

Intuitive Surgical, Inc.
950 Kifer Road
Sunnyvale, California  94086
Attn:    Lonnie M. Smith, Chief Executive Officer

Ladies and Gentlemen:

The undersigned, Computer Motion, Inc., refers to that certain Loan and Security Agreement dated as of March 7, 2003 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings given in the Loan Agreement), between the undersigned, as Borrower, and Intuitive Surgical, Inc., as Lender, and hereby gives you notice, irrevocably, pursuant to Section 2.1(i) of the Loan Agreement that the undersigned hereby requests that the Lender make a Loan in the amount of [up to $2,300,000] (the "Proposed Borrowing"), on _________, 2003, which is a Business Day.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (a) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (b) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

The undersigned hereby directs and authorizes you to disburse the entire proceeds of the Proposed Borrowing as follows:

                 [Payment information for Agility Capital, LLC]



                                            COMPUTER MOTION, INC.



                                            By ________________________________
                                            Name:
                                            Title:


                                      D-1